SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Furmanite Corporation

(Name of Registrant as Specified In Its Charter)

Mustang Capital Management, LLC

Jeffery G. Davis

David E. Fanta

Peter O. Haeg

John K. H. Linnartz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUSTANG CAPITAL

1506 MCDUFFIE STREET

HOUSTON, TEXAS

77019

713-520-0911

FURMANITE’S ANNUAL MEETING ON APRIL 24 IS QUICKLY APPROACHING

YOU CAN MAKE A DIFFERENCE – VOTE THE WHITE CARD TODAY

Dear Fellow Stockholder:

By now you are probably aware Mustang Capital has nominated an experienced slate of four directors to the board of Furmanite. We believe these nominees, if elected, will put our Company on track to achieve industry leading financial performance and stockholder returns. These candidates have relevant industry experience and relationships not possessed by the current Board. As large stockholders and the nominees of large stockholders, each will bring a new owner’s perspective to the Board. We ask that you help us in this effort by voting the WHITE proxy card FOR the Mustang nominees today. If you have already voted a gold card, a later dated and signed WHITE proxy card will revoke that vote.

The Furmanite Brand Possesses Untapped Value

Mustang Capital believes that the highly respected Furmanite brand has the potential to reestablish its leadership position in an industry represented by blue-chip customers with consistent and growing spending patterns. Furmanite’s core services are mostly non-discretionary; the demand for them, in some cases, is mandated by regulations, and therefore extremely important to the successful operation of these facilities. These services improve operating efficiency and profitability for their customers. The Company should exhibit best-in-class performance, premium financial results, strong customer loyalty, and an ever-growing geographic footprint consistent with the Furmanite legacy. However, recent performance suggests that the Company leadership is not seizing this opportunity.

The Incumbent Board has Failed Furmanite Stockholders

We believe the record is clear that the current board has failed stockholders for too long. The Company’s profit margin trend has trailed industry leaders for some time now, despite a significant increase in acquired revenue. While current management must bear part of the blame for this failure to achieve acceptable results; strategy, leadership and accountability should flow from the Board. We believe the current Directors have failed in these areas as well:

•	Long-term initiatives promoting “transformational change” lack specificity and measured results
•	Interrelationships among current Board members outside of Furmanite call into question the functional independence of Directors
•	The incumbent Board slate is devoid of relevant industrial service experience
•	The stock price is down 37% from its 2014 high.

Egregious governance and compensation practices - like their "dead-hand" poison pill and single-trigger golden parachute payouts - suggest that entrenchment has been a priority of the current board; while our nominees will be singularly focused on the creation of stockholder value. Now is your chance to send a message that the Company’s poor performance and the Board’s behavior are unacceptable. You can do this by voting the WHITE proxy today.

A Tangible, Comprehensive Plan

The Mustang slate includes nominees who have run larger and more successful industrial services companies than Furmanite. The group is experienced with acquisitions, business integrations, international business and building strong management teams. They have a definitive strategy and a detailed plan to validate assumptions, evaluate current programs and provide the proper support for the necessary improvements. The time for Stockholders to act is now. Our nominees will create an independent Board with strong, practical experience in Furmanite’s markets and valuable relationships with clients, prospective talent and capital markets.

The approach for transition to be managed by our nominees addresses the following:

•	The Mustang nominees will work with existing management to align philosophies and interest, maximize value from existing high-level programs and act swiftly to move the culture towards performance and accountability
•	Recognizing that Stockholders are weary of unfulfilled promises and unmet guidance, which have become the norm at Furmanite under the incumbent Board, specific goals and metrics will be used to communicate progress and results to Stockholders.

Our group’s “100-Day Plan” is comprehensive and credible:

•	The Board transition will be swift, thorough, and efficient
•	Communications with executive management will be immediate and open, guided by an Operating Committee of the Board
•	Any risk of management departures will be mitigated with access to experienced industry executives, immediately available
•	Results from the detailed business plan are measurable and impactful.

You Can Make A Difference, Vote the WHITE Proxy Today

Your vote on the WHITE proxy for Mustang’s nominees is the first step towards improving the culture and performance of Furmanite, to ultimately drive stockholder value. Industry feedback suggests that Furmanite’s well-capable employees desperately seek leadership and direction at the executive level. Please strongly consider your opportunity to support positive change, and to enhance the Furmanite brand in the near-term. Cast your vote for an improved Furmanite by voting the WHITE proxy FOR the Mustang nominees today.

Remember, a vote AGAINST the incumbent Board on the gold card is not the same as voting FOR our nominees on the WHITE proxy card. To support the Mustang nominees you must vote a WHITE proxy card. If you have already returned a gold proxy you can change your vote by signing and returning a WHITE proxy card with a later date. Please do so today.

FURMANITE POSSESSES SIGNIFICANT UNREALIZED VALUE; IT’S TIME FOR CHANGE

- VOTE THE WHITE PROXY CARD TODAY -

We urge you to VOTE THE WHITE PROXY CARD. Help us deliver the necessary change to strengthen Furmanite for the future. It is important that you submit your WHITE proxy card AS SOON AS POSSIBLE. Importantly, if you receive a gold proxy card from Furmanite DO NOT return it.

If you have questions or need assistance voting the WHITE proxy card, stockholders should contact our proxy solicitor, Morrow & Co. at (203) 658-9400 or (800) 662-5200.

Sincerely,

Mustang Capital

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MORROW & CO., LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203)-658-9400 OR TOLL-FREE AT (800)-662-5200.